Exhibit 99.1

Antares Pharma Appoints Paul K. Wotton, Ph.D., as President and Chief Executive Officer

EWING, NJ (October 13, 2008) (BUSINESS WIRE) -- Antares Pharma, Inc. (AMEX: AIS) today announced the appointment of Paul K. Wotton, Ph.D., as the Company’s President and Chief Executive Officer effective immediately. Dr. Wotton previously served as President and Chief Operating Officer. Concurrently, Jack E. Stover has resigned as both Chief Executive Officer and Vice Chairman of the Board of Directors.

Dr. Wotton joined Antares Pharma as President and Chief Operating Officer on July 7, 2008, having over 20 years of experience in the pharmaceutical industry with both large and specialty pharma companies. Previously, Dr. Wotton served as CEO of Topigen Pharmaceuticals Inc., a biotechnology company in Montreal that focused on the development of novel therapeutics for the treatment of respiratory diseases. Prior to joining Topigen, Dr. Wotton served as Head of Global Business Development at SkyePharma PLC., and also held senior level positions at Eurand International BV, Penwest Pharmaceuticals, Abbott Laboratories and Merck, Sharp and Dohme.  Dr. Wotton received his Ph.D. in pharmaceutical science from the University of Nottingham. He is a member of the Board of Directors of Antares Pharma and the Genaera Corporation. Dr. Wotton is also past Chairman of the Emerging Companies Advisory Board of BIOTECanada.

Commenting on his new responsibilities, Dr. Wotton said, “I look forward to building shareholder value at Antares. The depth of our product pipelines in both our pharma and parenteral device divisions as well as our key partnership activities provide near and long term growth opportunities for our business and share price.”

Leonard S. Jacob M.D, Ph.D., Chairman of Antares Pharma said, “The Board of Directors is confident that Paul’s vast experience in clinical and business development is the right skill set necessary to achieve success in executing on Antares growth strategy.” Commenting further Dr. Jacob said, “We would like to thank Mr. Stover for his substantial efforts over the past four years and wish him well in his future endeavors."

About Antares Pharma

Antares Pharma is a specialized pharma product development company committed to improving pharmaceuticals through its patented drug delivery systems. Antares has three validated systems: the ATDTM Advanced Transdermal Gel Delivery system; subcutaneous injection technology platforms including VibexTM disposable pressure assisted auto injectors, ValeoTM/Vision® reusable needle-free injectors and disposable multi-use pen injectors and Easy TecTM oral disintegrating tablets (ODT). Two of the systems have generated FDA approved products. The Company’s products are engineered to improve safety and efficacy profiles by minimizing dosing and reducing side effects while enabling improved patient compliance. The Company’s lead product candidate, Anturol™, an oxybutynin ATD™ gel for the treatment of OAB (overactive bladder), is currently under evaluation in a pivotal Phase 3 trial. The Anturol™ trial is being conducted under an agreement reached with the U.S. Food and Drug Administration under its special protocol assessment, or SPA process. Antares Pharma has corporate headquarters in Ewing, New Jersey, with subsidiaries performing research, development, manufacturing and product commercialization activities in Minneapolis, Minnesota and Basel, Switzerland.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements relating to the Company’s projected timeline for the development of Anturol, the potential of the Company’s corrective actions resolving the Anturol formulation issue, the outcome of future discussions with regulatory authorities, including the FDA, the potential for resumption of Phase 3 clinical trials for Anturol, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "intends," "plans," anticipates," "believes," "estimates," "predicts," "projects," "potential," "continue," and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and in the Company's other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contact:

Antares Pharma, Inc.

Stephanie M. Baldwin

Senior Manager, Investor Relations

609.359.3032

sbaldwin@antarespharma.com